Exhibit 99.3

STATE OF THE INDUSTRY Only the Strong Survive Limited Supply of Quality Mall Space Continued Spending on Dining & Entertainment Black Friday In-Store Traffic up 4.6% (Sensormatic) NRF Projects Retail Sales will grow 4-6% in 2023

A WELL-POSITIONED PORTFOLIO Marked by proactive anchor replacements and remerchandising initiatives, strong demographics, occupancy and sales results in Best In Class assets Military Market Premier Super- Winner Take All Mixed-Use regional Retail Success Capital City Mall Moorestown Mall Patrick Henry Cherry Hill Mall Mall Dartmouth Mall STC Valley Mall Plymouth Viewmont Mall Jacksonville Mall Woodland Mall MPG Magnolia Mall

RECENT OPENINGS

NEW-TO-PORTFOLIO TENANTS

MULTIFAMILY PROGRESS Moorestown Mall: Springfield Town Center: Construction Underway for 375 Unit Building Anticipated closing in next week; over 400 units anticipated

VALUE ADD OPPORTUNITY: CHERRY HILL MALL With Sales of $900/sf and new-to-market tenants being added regularly, the focus is on continuously upgrading tenancy and driving cap rate compression.

VALUE ADD OPPORTUNITY: MALL AT PRINCE GEORGE’S Highlghting PREIT’s strength in replacing anchor stores, a former JC Penney will be replaced with rapidly-expanding and traffic-drawing Primark.

EXIT OPPORTUNITY: EXTON SQUARE MALL With interest from Costco, Lifetime Fitness and multifamily developers, Exton presents a great mixed use development opportunity. The goal is to solidify these transactions and sell the property to eliminate development risk.

Q3 2023 OPERATING STATISTICS Metric Q3 2023 Total Occupancy % - Core Malls 93.6% In-line Occupancy % - Core Malls 90.3% Leased Total Occupancy % - Core Malls 94.8% $583 Core Sales per square foot Average Renewal Spreads YTD 5.5%